Exhibit 99.1

Press Release

INVESTOR RELATIONS CONTACT:	Will McDowell
215-761-4198
william.mcdowell2@cigna.com

MEDIA CONTACT:	Ellie Polack
860-902-4906
elinor.polack@cigna.com

Cigna Delivers Strong First Quarter 2019 Results, Raises Outlook

●	Total revenues in the first quarter were $37.9 billion. Adjusted revenues[1] were $33.4 billion.
●	Shareholders’ net income for the first quarter was $1.37 billion, or $3.56 per share
●	Adjusted income from operations[2] for the first quarter was $1.5 billion, or $3.90 per share
●
Adjusted income from operations[2,3,4] is now projected to be in the range of $6.24 billion to $6.4 billion in 2019, or $16.25 to $16.65 per share[3], which represents per share growth of 14% to 17% over 2018

BLOOMFIELD, CT, May 2, 2019 – Global health service company Cigna Corporation (NYSE: CI) today reported strong first quarter 2019 results led by the Health Services and Integrated Medical segments.

“Cigna's first quarter performance reflects focused execution of our proven growth strategy and positions us well to achieve our increased outlook for 2019,” said David M. Cordani, President and Chief Executive Officer.  “Our combination with Express Scripts is fueling additional innovative programs for the benefit of our customers and patients, as we accelerate our efforts to improve the affordability of health care.”

Total revenues for first quarter 2019 were $37.9 billion.  Adjusted revenues1 were $33.4 billion and reflect strong contributions from each of Cigna's ongoing businesses.

Shareholders’ net income for first quarter 2019 was $1.37 billion, or $3.56 per share, compared with $0.9 billion, or $3.72 per share, for first quarter 2018.

Cigna's adjusted income from operations2 for first quarter 2019 was $1.5 billion, or $3.90 per share, compared with $1.0 billion, or $4.11 per share, for 2018.  This reflects strong earnings contributions led by the Health Services and Integrated Medical segments.

Reconciliations of total revenues to adjusted revenues1 and of shareholders’ net income to adjusted income from operations2 are provided on the following page, and on Exhibit 1 of this earnings release.

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of total revenues to adjusted revenues1 and shareholders’ net income to adjusted income from operations2:
Consolidated Financial Results (dollars in millions):

	Three Months Ended
	March 31,		December 31,
	2019	2018	2018

Total Revenues	$37,946	$11,413	$14,300
Net Realized Investment Losses (Gains) from Equity Method Investments[1]	(28)	2	20
Special Items and Transitioning Client Contributions[1]	(4,489)	-	(569)
Adjusted Revenues[1]	$33,429	$11,415	$13,751

Consolidated Earnings, net of taxes
Shareholders’ Net Income	$1,368	$915	$144
Net Realized Investment Losses (Gains)[2]	(38)	25	58
Amortization of Other Acquired Intangible Assets[2]	564	20	103
Special Items and Transitioning Client Contributions[1,2]	(396)	50	342
Adjusted Income from Operations[2]	$1,498	$1,010	$647

Shareholders’ Net Income, per share	$3.56	$3.72	$0.55
Adjusted Income from Operations[2], per share	$3.90	$4.11	$2.46

●	Year to date through May 1, 2019, the Company repurchased 3.1 million shares of common stock for approximately $556 million.

●	The debt to capitalization ratio improved to 48.8% at March 31, 2019 from 50.9% at December 31, 2018.

●
The SG&A expense ratio[5] was 9.3% for first quarter 2019, a significant decrease from 23.5% for first quarter 2018 driven by business mix changes resulting from the Express Scripts combination, and the health insurance tax suspension.

CUSTOMER RELATIONSHIPS

The following table summarizes our medical customers and overall customer relationships:

Customer Relationships (in thousands):
	As of the Periods Ended
	March 31,		December 31,
	2019	2018	2018
Commercial	14,016	13,825	13,982
Government	1,405	1,389	1,407
International Markets	1,572	1,555	1,572
Total Medical Customers[6]	16,993	16,769	16,961

Pharmacy[6]	74,935	8,796	73,230
Behavioral Care[6]	28,046	26,998	27,215
Dental	17,122	16,521	16,544
Medicare Part D	3,302	784	3,295
International Markets Supplemental Policies[6,7]	12,576	12,061	12,569
Group Disability and Life Covered Lives[6]	15,200	15,300	14,800
Total Customer Relationships	168,174	97,229	164,614

●
The total medical customer base[6] at first quarter 2019 was 17 million, an organic increase of 32,000 customers year to date and 224,000 over first quarter 2018 driven by growth in the Select and Middle Market segments, partially offset by a decline in National Accounts.

●	The pharmacy customer base[6] at first quarter 2019 was 75 million, an organic increase of 1.7 million customers year to date, driven by strong new commercial sales.

●	Pharmacy[6] and Medicare Part D customers in the first quarter 2019 and fourth quarter 2018 include customers gained through the completion of the Express Scripts combination on December 20, 2018.

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 1 for a reconciliation of adjusted income (loss) from operations2 to shareholders’ net income.

Health Services

This segment includes a broad range of pharmacy services, including benefits management, specialty pharmacy services, clinical solutions, home delivery, and health management services.

Financial Results (dollars in millions):
	Three Months Ended
	March 31,		December 31,
	2019	2018	2018

Adjusted Revenues[1]	$22,460	$1,071	$3,313
Adjusted Income from Operations, Pre-Tax[2]	$994	$83	$153
Adjusted Margin, Pre-Tax[8]	4.4%	7.7%	4.6%

●
Cigna completed the combination with Express Scripts on December 20, 2018.  Accordingly, contributions from the Express Scripts business are reflected in the Health Services segment results for the entire first quarter 2019, a portion of fourth quarter 2018, and are not reflected in first quarter 2018 results.

●	Growth in first quarter 2019 adjusted revenues[1] and adjusted income from operations, pre-tax[2] were driven by the combination with Express Scripts.

●	Health Services fulfilled 292 million adjusted pharmacy scripts[9] in first quarter 2019, consistent with the company’s expectations.

●
Health Services delivered solid results in first quarter 2019, driven by organic growth in pharmacy customers since the start of the year, and strong adjusted pharmacy script volumes and performance in specialty pharmacy care.

Integrated Medical

This segment includes Cigna’s U.S. Commercial and Government businesses that provide comprehensive medical solutions to clients and customers.  U.S. Commercial products and services include medical, pharmacy, behavioral health, dental, vision, health advocacy programs and other products and services to insured and self-insured customers.  Government solutions include Medicare Advantage, Medicare Supplement, and Medicare Part D plans for seniors, Medicaid plans, and individual health insurance coverage both on and off the public exchanges.

Financial Results (dollars in millions):
	Three Months Ended
	March 31,		December 31,
	2019	2018	2018

Adjusted Revenues[1]	$9,195	$8,150	$8,297
Adjusted Income from Operations, Pre-Tax[2]	$1,170	$1,012	$643
Adjusted Margin, Pre-Tax[8]	12.7%	12.4%	7.7%

●	Integrated Medical delivered strong results in first quarter 2019, led by organic growth and strong margins in our Commercial and Government businesses.

●
First quarter 2019 adjusted revenues[1] increased 13% relative to first quarter 2018, driven by Commercial customer growth and expansion of specialty relationships, as well as premium increases consistent with underlying cost trends.

●	First quarter 2019 adjusted income from operations, pre-tax[2] and adjusted margin, pre-tax[8] reflect strong medical and specialty contributions and continued effective medical cost performance.

●
Adjusted income from operations, pre-tax[2] for first quarter 2019 and first quarter 2018 included favorable net prior year reserve development on a pre-tax basis of $50 million and $51 million, respectively.

●
The medical care ratio[5] (“MCR”) of 78.9% for first quarter 2019 reflects strong performance and execution in our commercial and government businesses and favorable prior year development, partially offset by the addition of the Express Scripts Medicare Part D business and the pricing effect of the health insurance tax suspension.

●	Integrated Medical net medical costs payable[10] was approximately $2.72 billion at March 31, 2019, $2.41 billion at March 31, 2018 and $2.43 billion at December 31, 2018.

International Markets

This segment includes supplemental health, life and accident insurance products and health care coverage in our international markets, as well as health care benefits for globally mobile employees of multinational organizations.

Financial Results (dollars in millions, policies and customers in thousands):

	Three Months Ended
	March 31,		December 31,
	2019	2018	2018

Adjusted Revenues[1,7]	$1,394	$1,341	$1,355
Adjusted Income from Operations, Pre-Tax[2]	$206	$217	$120
Adjusted Margin, Pre-Tax[8]	14.8%	16.2%	8.9%

	As of the Periods Ended
	March 31,		December 31,
	2019	2018	2018

International Markets Supplemental Policies[6,7]	12,576	12,061	12,569
International Markets Medical Customers[6]	1,572	1,555	1,572

●	First quarter 2019 adjusted revenues[1,7] grew 4% over first quarter 2018, reflecting continued business growth, partially offset by some impact from unfavorable foreign currency movements.

●
First quarter 2019 adjusted income from operations, pre-tax[2] and adjusted margin, pre-tax[8] reflect business growth, offset by unfavorable foreign currency impacts and spending to strengthen our capabilities to further long-term growth.

Group Disability and Other Operations

This segment includes Cigna’s Group Disability and Life business which offers group long-term and short-term disability, and group life, accident, voluntary and specialty insurance products and services.  Additionally, this segment includes Corporate Owned Life Insurance (“COLI”) and the Company’s run-off operations.

Financial Results (dollars in millions):
	Three Months Ended
	March 31,		December 31,
	2019	2018	2018

Adjusted Revenues[1]	$1,296	$1,271	$1,246
Adjusted Income from Operations, Pre-Tax[2]	$84	$116	$109
Adjusted Margin, Pre-Tax[8]	6.5%	9.1%	8.7%

●	First quarter 2019 adjusted income from operations, pre-tax[2] and adjusted margin, pre-tax[8] reflect unfavorable disability claims partially offset by strong life results.

Corporate

Corporate reflects interest expense, as well as amounts not allocated to operating segments and includes intersegment eliminations.

 Financial Results (dollars in millions):

	Three Months Ended
	March 31,		December 31,
	2019	2018	2018

Adjusted (Loss) from Operations, Pre-Tax[2]	$(490)	$(92)	$(148)

●	The first quarter 2019 adjusted loss from operations, pre-tax[2] increased as a result of higher interest expense associated with the financing of the combination with Express Scripts.

2019 OUTLOOK

Cigna's outlook for full year 2019 consolidated adjusted income from operations2,3,4 is in the range of $6.24 billion to $6.4 billion, or $16.25 to $16.65 per share.  Cigna’s outlook excludes the impact of additional prior year reserve development of medical costs and potential effects of any future share repurchase4.

(dollars in millions, except where noted and per share amounts)	Projection for Full-Year Ending		Change from Prior
	December 31, 2019		Projection

2019 Consolidated Operating Metrics
Adjusted Income from Operations[2,3,4]	$6,240 to 6,400	$	+ 0 to 40
Adjusted Income from Operations, per share[2,3,4]	$16.25 to 16.65	$	+ 0.15 to + 0.25
Adjusted Revenues[1,3]	$132,500 to 134,500	$	+ 1,000
SG&A Expense Ratio[5]	10.0% to 10.5%
Adjusted Tax Rate[11]	23.5% to 24.5%
2019 Segment-Level Operating Metrics
Adjusted Income from Operations, Pre-Tax[2,3,4]
Health Services	$5,050 to 5,200
Integrated Medical	$3,700 to 3,800	$	+ 0 to 50
Adjusted Pharmacy Scripts – Health Services[9]	1.17 to 1.19 billion
Medical Customer Growth[6]	300,000 to 400,000 customers
Medical Care Ratio[5]	80.5% to 81.5%
Medical Cost Trend[12]	3.5% to 4.5%

2020 OUTLOOK

Health Services' projected 2020 retention rate for the 2019 selling season for pharmacy services is in the range of 96% to 98%.

The foregoing statements represent the Company’s current estimates of Cigna's 2019 consolidated and segment adjusted income from operations2,3,4 and other key metrics as of the date of this release.  Actual results may differ materially depending on a number of factors.  Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna’s website in the Investor Relations section (http://www.cigna.com/aboutcigna/investors).  Management will be hosting a conference call to review first quarter 2019 results and discuss full year 2019 outlook beginning today at 8:30 a.m. ET.  A link to the conference call is available in the Investor Relations section of Cigna's website located at https://www.cigna.com/aboutcigna/investors/events/index.page.

The call-in numbers for the conference call are as follows:
Live Call
(888) 324-7575  (Domestic)
(210) 234-0013   (International)
Passcode: 5022019

Replay
(800) 839-5571   (Domestic)
(402) 220-2073   (International)

 It is strongly suggested you dial in to the conference call by 8:15 a.m. ET.

About Cigna

Cigna Corporation (NYSE: CI) is a global health service company dedicated to improving the health, well-being and peace of mind of those we serve. Cigna delivers choice, predictability, affordability and access to quality care through integrated capabilities and connected, personalized solutions that advance whole person health. All products and services are provided exclusively by or through operating subsidiaries of Cigna Corporation, including Cigna Health and Life Insurance Company, Cigna Life Insurance Company of New York, Connecticut General Life Insurance Company, Express Scripts companies or their affiliates, and Life Insurance Company of North America. Such products and services include an integrated suite of health services, such as medical, dental, behavioral health, pharmacy, vision, supplemental benefits, and other related products including group life, accident and disability insurance.

Cigna maintains sales capability in over 30 countries and jurisdictions, and has more than 160 million customer relationships throughout the world. To learn more about Cigna®, including links to follow us on Facebook or Twitter, visit www.cigna.com.

Notes:

1.
At the consolidated level, the measure “adjusted revenues” is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, “total revenues.”  We define adjusted revenues as total revenues excluding revenue contributions from transitioning pharmacy benefit management clients, Anthem Inc. and Coventry Health Care, Inc. (the “transitioning clients”), net realized investment results from equity method investments, and special items.  We exclude these items from this measure because they are not indicative of past or future underlying performance of the business.  See Exhibit 1 for a reconciliation of consolidated adjusted revenues to total revenues.

2.
Adjusted income (loss) from operations is defined as shareholders’ net income (loss) excluding the following adjustments: earnings contributions from transitioning clients, net realized investment results, amortization of acquired intangible assets, and special items.  Special items are identified in Exhibit 1 of this earnings release.  Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results and on a pre-tax basis for segment results.

Adjusted income (loss) from operations is a measure of profitability used by Cigna’s management because it presents the underlying results of operations of Cigna’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income.  This consolidated measure is not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income. See Exhibit 1 for a reconciliation of adjusted income from operations to shareholders’ net income.

Effective in the fourth quarter of 2018, Cigna updated its segments.  Refer to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2019 and our Annual Report on Form 10-K for the year ended December 31, 2018 for additional information and prior period results on the historic and new segment bases.

3.
Management is not able to provide a reconciliation of adjusted income from operations to shareholders’ net income (loss) or adjusted revenues to total revenues on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results (from equity method investments with respect to adjusted revenues) and (ii) future special items.  These items are inherently uncertain and depend on various factors, many of which are beyond our control. As such, any associated estimate and its impact on shareholders’ net income could vary materially.

4.	The Company’s outlook excludes the potential effects of any share repurchases or business combinations that may occur after the date of this earnings release.

5.	Operating ratios are defined as follows:
●
Medical care ratio represents medical costs as a percentage of premiums for all U.S. commercial risk products, including medical, pharmacy, dental, stop loss and behavioral products provided through guaranteed cost or experience-rated funding arrangements, as well as Medicare Advantage, Medicare Part D, Medicare Supplement, Medicaid, and individual on and off-exchange products, within our Integrated Medical segment.

●
SG&A expense ratio represents enterprise selling, general and administrative expenses excluding special items and expenses from transitioning clients, as a percentage of adjusted revenue at a consolidated level.

6.	Customer relationships are defined as follows:
●
Total medical customers includes individuals in our Integrated Medical and International Markets segments who meet any one of the following criteria: are covered under a medical insurance policy, managed care arrangement, or service agreement issued by Cigna; have access to Cigna's provider network for covered services under their medical plan; or have medical claims and services that are administered by Cigna.

●	Pharmacy customer relationships excludes transitioning clients.
●	International Markets policies exclude International Markets medical customers included in total medical customers.
●	Group Disability and Life covered lives are estimated.

7.
Cigna owns a 50% noncontrolling interest in its China joint venture.  Cigna's 50% share of the joint venture’s earnings is reported in Fees and Other Revenues using the equity method of accounting under GAAP.  As such, the adjusted revenues and policy counts for the International Markets segment do not include the China joint venture.

8.	Adjusted margin, pre-tax, is calculated by dividing adjusted income (loss) from operations, pre-tax by adjusted revenues for each segment.

9.
For Health Services adjusted pharmacy scripts, non-specialty network scripts filled through 90-day programs and home delivery scripts are multiplied by three.  All other network and specialty scripts are counted as one script.  Adjusted pharmacy scripts guidance does not include script volumes associated with transitioning clients, nor volumes expected to be insourced from OptumRx under the terms of the transition services agreement.

10.
Medical costs payable within the Integrated Medical segment are presented net of reinsurance and other recoverables.  The gross medical costs payable balance was $2.96 billion as of March 31, 2019, $2.70 billion as of December 31, 2018, and $2.64 billion as of March 31, 2018.  The Integrated Medical days claims payable was 40.9 days at March 31, 2019, 40.7 days at December 31, 2018 and 41.9 days at March 31, 2018.

11.
The measure “adjusted tax rate” is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, “consolidated effective tax rate.”  We define adjusted tax rate as the consolidated income tax rate applicable to the Company’s pre-tax income excluding net realized investment results, amortization of acquired intangible assets, special items, and transitioning clients.  Management is not able to provide a reconciliation to the consolidated effective tax rate on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results and (ii) future special items.

12.	Medical cost trend includes all U.S. commercial employer funding arrangements.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made with respect to information contained in this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties. These statements are not historical facts.  Forward-looking statements may include, among others, statements concerning our projected adjusted income (loss) from operations outlook for 2019, on both a consolidated and segment basis; projected adjusted revenue outlook for 2019; projected global medical customer growth over year end 2018; projected growth beyond 2019; statements concerning our long-term projected adjusted income (loss) from operations outlook; projected medical care and SG&A expense ratios and medical cost trends; projected adjusted pharmacy scripts; our projected consolidated adjusted tax rate; future financial or operating performance, including our ability to deliver affordable, personalized and innovative solutions for our customers and clients; future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years;  the merger (the “Merger”) with Express Scripts Holding Company (“Express Scripts”) and other statements regarding Cigna's future beliefs, expectations, plans, intentions, financial condition or performance.  You may identify forward-looking statements by the use of words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.
Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to:  our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical and pharmacy costs and price effectively; our ability to adapt to changes or trends in an evolving and rapidly changing industry; our ability to effectively differentiate our products and services from those of our competitors and maintain or increase market share; our ability to develop and maintain good relationships with physicians, hospitals, other health care providers and pharmaceutical manufacturers; changes in drug pricing; the impact of modifications to our operations and processes; our ability to identify potential strategic acquisitions or transactions and realize the expected benefits (including anticipated synergies) of such transactions in full or within the anticipated time frame, including with respect to the Merger, as well as our ability to integrate operations, resources and systems; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; the outcome of litigation, regulatory audits, investigations, actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; the effectiveness and security of our information technology and other business systems; the impact of our debt service obligations on the availability of funds  for other business purposes; unfavorable industry, economic or political conditions, including foreign currency movements; acts of war, terrorism, natural disasters or pandemics; as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.cigna.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

CIGNA CORPORATION			Exhibit 1
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended		Three Months Ended
	March 31,		December 31,
	2019	2018	2018

REVENUES

Pharmacy revenues	$25,179	$717	$3,257
Premiums	9,971	8,999	9,108
Fees and other revenues	2,450	1,368	1,491
Net investment income including special items	346	329	444
Total revenues	37,946	11,413	14,300
Revenue contributions from transitioning clients	(4,489)	-	(459)
Net realized investment (gains) losses from equity method subsidiaries	(28)	2	20
Special items reported in integration and transaction-related costs	-	-	(110)
Adjusted revenues (1)	$33,429	$11,415	$13,751

SHAREHOLDERS' NET INCOME

Shareholders' net income	$1,368	$915	$144
After-tax adjustments to reconcile to adjusted income from operations:
Adjustment for transitioning clients	(504)	-	(47)
Net realized investment (gains) losses	(38)	25	58
Amortization of acquired intangible assets	564	20	103
Special items
Integration and transaction-related costs	108	50	402
Charges associated with litigation matters	-	-	(16)
U.S. tax reform	-	-	3
Adjusted income from operations (2)	$1,498	$1,010	$647

Pre-tax adjusted income (loss) from operations by segment
Health Services	$994	$83	$153
Integrated Medical	1,170	1,012	643
International Markets	206	217	120
Group Disability and Other	84	116	109
Corporate	(490)	(92)	(148)
Consolidated pre-tax adjusted income from operations (2)	1,964	1,336	877
Adjusted income tax expense	(466)	(326)	(230)
Consolidated after-tax adjusted income from operations (2)	$1,498	$1,010	$647

DILUTED EARNINGS PER SHARE

Shareholders' net income	$3.56	$3.72	$0.55
After-tax adjustments to reconcile to adjusted income from operations:
Adjustment for transitioning clients	(1.31)	-	(0.18)
Net realized investment (gains) losses	(0.10)	0.10	0.22
Amortization of other acquired intangible assets	1.47	0.08	0.39
Special items
Integration and transaction-related costs	0.28	0.21	1.53
Charges associated with litigation matters	-	-	(0.06)
U.S. tax reform	-	-	0.01
Adjusted income from operations (2)	$3.90	$4.11	$2.46
Weighted average shares (in thousands)	384,024	245,788	263,521
Common shares outstanding (in thousands)	380,270	243,250	380,924

SHAREHOLDERS' EQUITY at March 31,	$42,408	$14,195

SHAREHOLDERS' EQUITY PER SHARE at March 31,	$111.52	$58.36

(1)  Adjusted revenues is defined as total revenues excluding the following adjustments:  revenue contributions from transitioning clients, special items and Cigna's share of certain realized investment results of its joint ventures reported using the equity method. These items are excluded because they are not indicative of past or future underlying performance of our businesses.

(2)  Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: realized investment results, amortization of acquired intangible assets, special items and earnings contributions from transitioning clients.